Exhibit 10.10

AGREEMENT FOR PURCHASE AND SALE

OF REAL PROPERTY

AND

ESCROW INSTRUCTIONS

FOR OFFICE USE ONLY:
TO: Escrow Holder:

RE:	Escrow No.
	Date of Opening of Escrow:	Closing Date By:

This Agreement for Purchase and Sale of Real Property and Escrow Instructions (the “Agreement”), dated as of the latest date of execution shown on the signature page hereto (the “Effective Date”), by and between FRITO-LAY SALES, INC., a Delaware corporation (“SELLER”), and EQT REAL ESTATE, LLC, a Delaware limited liability company (“BUYER”), with reference to the following:

RECITALS:

SELLER is the owner of a fee estate in that certain real property with a street address of 1500 Francisco Street, Torrance, California, together with all rights and easements appurtenant thereto, the legal description of which is described in Exhibit “A” attached hereto and by this reference incorporated herein (the “Property”); and

SELLER desires to sell the Property to BUYER and BUYER desires to purchase the Property from SELLER, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, with reference to the foregoing Recitals which are incorporated herein by this reference, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.
PURCHASE AND SALE OF PROPERTY; PURCHASE PRICE

Subject to the terms and conditions of this Agreement, SELLER agrees to sell to BUYER, and BUYER agrees to purchase from SELLER, the Property for a purchase price (the “Purchase Price”) of $51,500,000.00, payable in cash upon the Closing (as defined below). BUYER acknowledges that prior to the expiration of the Inspection Period (as defined below), BUYER shall have inspected and examined all factors concerning the Property and hereby affirms that the Purchase Price paid at Closing shall reflect, subject to the terms of this Agreement, an “AS IS” condition of the Property. Upon the close of Escrow (defined in Section 2.1 below), BUYER shall conclusively be deemed to have released SELLER from all responsibility relating to the Property, and to have accepted the Property in its condition, “AS IS,” without warranty express or implied, except as provided in Article IX and any warranty contained in the deed to be provided by SELLER at Closing.

II.
OPENING OF ESCROW; DEPOSIT
2.1.
Opening of Escrow

Within three (3) business days after the execution of this Agreement by BUYER and SELLER, an executed original of this Agreement shall be deposited with Stewart Title Company, 1717 Main Street, Suite 350, Dallas, TX 75201, Attention: Courtney Tanner, Commercial Escrow Officer, (214) 413-1808 direct, (214) 481-6714 fax, courtney.tanner@stewart.com) (“Escrow Holder”) in order to open an escrow (the “Escrow”) to complete the purchase and sale herein contemplated. By such deposit, Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agreement which shall constitute Escrow Holder’s Escrow Instructions.

Escrow shall be deemed to have been opened on the date that a fully-executed original of this Agreement is received by Escrow Holder (the “Opening of Escrow”) and, upon receipt thereof, Escrow Holder shall advise BUYER and SELLER of said date. In addition, BUYER and SELLER agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may be reasonably required by Escrow Holder in order to consummate the transaction contemplated herein.

2.2.
Deposit by BUYER

Within five (5) business days following the Opening of Escrow, BUYER shall deposit with Escrow Holder an earnest money deposit by wire transfer or in the form of a certified or cashier’s check in the amount of $1,000,000 (the “Escrow Deposit”), which Escrow Deposit shall be applicable to the Purchase Price upon the Closing (as defined below).

2.3.
Independent Contract Consideration

SELLER and BUYER agree that $100.00 of the Escrow Deposit (the "Independent Contract Consideration") has been bargained for as consideration for SELLER's execution and delivery of this Agreement and BUYER's right to inspect the Property, pursuant to Section 4.2 hereof. Additionally, to the extent that this Agreement is construed as an option agreement, such option granted BUYER is, as a result of BUYER's payment of the Independent Contract Consideration, irrevocable, and SELLER shall not terminate said option without the prior written consent of BUYER, except as may be expressly provided for herein. Notwithstanding anything contained in this Agreement to the contrary, the Independent Contract Consideration is independent of any other consideration or payment provided for in this Agreement and is non-refundable to BUYER in all events (even if the remainder of the Escrow Deposit is to be returned to BUYER). Escrow Holder shall forward the Independent Contract Consideration to SELLER upon the earlier to occur of (i) the Closing, (ii) termination of this Agreement by either party hereto, or (iii) request by SELLER.

III.
TERMINATION OF AGREEMENT; CANCELLATION OF ESCROW
3.1.
Termination and Cancellation

If either BUYER or SELLER (a) disapproves any condition referred to in this Agreement within the applicable time period and in the manner set forth in this Agreement, or (b) is otherwise allowed to terminate this Agreement and cancel the Escrow, without thereby committing an act of default under this Agreement or the Escrow and does so, all obligations of the parties under this Agreement shall terminate and neither party shall have any further obligation to the other under this Agreement (except that BUYER’s indemnity of SELLER, as set forth in Section 4.2 below, and each party’s indemnification of the other, as set forth in Article XI, shall each continue in full force and effect). In such event, Escrow Holder shall return all funds (after deducting its charges, if its charges are to be borne by the party depositing such funds) and documents then in Escrow to the party depositing same, and each party shall promptly return all documents in the possession of such party to the other party. If Escrow fails to close due to a breach of this Agreement by SELLER, SELLER agrees to promptly direct Escrow Holder to return the Escrow Deposit to BUYER.

3.2.
Liquidated Damages

BUYER AND SELLER AGREE THAT IF BUYER DOES NOT TERMINATE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD AND DOES NOT PURCHASE THE PROPERTY, IF SELLER IS NOT IN DEFAULT UNDER THE TERMS OF THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND THE ESCROW BY GIVING WRITTEN NOTICE OF TERMINATION TO BUYER AND ESCROW HOLDER AND BUYER SHALL HAVE TEN (10) BUSINESS DAYS TO CURE SUCH DEFAULT; PROVIDED THAT A DEFAULT UNDER SECTION 8.1 HEREOF SHALL NOT BE SUBJECT TO A CURE PERIOD. IN THE EVENT OF SUCH TERMINATION, BUYER AND SELLER AGREE THAT THE ACTUAL DAMAGES WHICH SELLER WOULD SUFFER AS A RESULT OF BUYER’S DEFAULT ARE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN INASMUCH AS IT IS DIFFICULT TO EVALUATE THE DAMAGES TO SELLER TO BE INCURRED BY TAKING THE PROPERTY OFF THE MARKET PURSUANT TO THIS AGREEMENT. THEREFORE, BUYER AND SELLER AGREE THAT BUYER’S ESCROW DEPOSIT REPRESENTS A REASONABLE ESTIMATE AS TO THE AMOUNT OF SUCH DAMAGES AND SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE ESCROW DEPOSIT AS LIQUIDATED DAMAGES WHICH SHALL BE IN LIEU OF ALL OTHER DAMAGES OR REMEDIES THAT OTHERWISE WOULD BE AVAILABLE TO SELLER, IF BUYER FAILS TO CLOSE THE ESCROW ON ACCOUNT OF BUYER’S BREACH OF THIS AGREEMENT. IF SELLER DEFAULTS UNDER THIS AGREEMENT, BUYER’S SOLE REMEDY SHALL BE THE CHOICE OF EITHER: (A) TERMINATE THE AGREEMENT,RECEIVE A RETURN OF THE ESCROW DESPOSIT, AND RECEIVE REIMBURSEMENT BY SELLER OF BUYER’S ACTUAL THIRD-PARTY OUT OF POCKET EXPENSES (NOT TO EXCEED $100,000); OR (B) THE RIGHT OF SPECIFIC PERFORMANCE. BUYER AND SELLER SHALL HAVE NO RIGHT TO SEEK ANY TYPE OF DAMAGES. BUYER AND SELLER, BY THEIR INITIALS BELOW, HEREBY SPECIFICALLY APPROVE AND AGREE TO THIS SECTION.

JPL	DW
BUYER’s Initials	SELLER’s Initials

IV.
CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE

BUYER’s obligation to purchase the Property is subject to the satisfaction of all the conditions set forth below within the time periods specified. If any of these conditions are not satisfied within the stated applicable time period, BUYER may terminate this Agreement and cancel the Escrow under Section 3.1 above and the Escrow Deposit shall be immediately returned to BUYER. BUYER may waive, in writing, any or all of the conditions, in whole or in part, without prior notice to SELLER. If any condition is not satisfied due to a default by SELLER, such default shall be addressed in accordance with Section 3.2 above; provided, however, that BUYER acknowledges that a breach of a warranty under Section 9 below is not in and of itself a default for the purposes of Section 3.2.

4.1.
Approval of Title and Survey. SELLER has: (a) caused Escrow Holder to furnish BUYER a title commitment for the Property (the “Commitment”), accompanied by copies of all documents of record referred to in such commitment; and (b) provided BUYER a current survey of the Property (the “Survey”), which Survey BUYER shall have the right to further modify at BUYER’s cost. The Commitment, documents of record and Survey (as it may be so modified by BUYER) are collectively referred to herein as the “Title Due Diligence Items.”
4.1.1.
BUYER shall have until 11:59 p.m. on the Effective Date (as defined in Section 4.2, below) (the “Title/Survey Review Date”) to examine the Title Due Diligence Items. In the event BUYER is not satisfied with any survey or title matters, BUYER shall, on or prior to the Title/Survey Review Date, notify SELLER in writing (the “Objection Notice”) specifying any objections to matters disclosed by the Title Due Diligence Items (collectively, the “Objections”). If BUYER fails to deliver the Objection Notice on or before the Title/Survey Review Date, BUYER shall be deemed to have waived any objection to those matters disclosed by the Title Due Diligence Items and all such matters shall thereupon be deemed to be Permitted Exceptions (as defined below). SELLER shall have until 5:00 p.m. on the date of the second (2nd) business day following the Objection Notice to give BUYER written notice (“SELLER’s Title Response”) as to whether SELLER elects to use commercially reasonable efforts to cure the Objections. If SELLER fails to timely give SELLER’s Title Response, SELLER shall be deemed to have elected not to attempt to cure the Objections. If SELLER elects or is deemed to have elected not to attempt to cure any one or more of the Objections (the “Non-Cure Objections”), then, with respect thereto, BUYER shall deliver written notice to SELLER and Escrow Holder (the “Title Notice”) on or before the end of the Inspection Period (as defined below) electing to either: (i) proceed to Closing and accept the title to the Property “as-is” subject to such Non-Cure Objections (which shall thereupon be deemed to be Permitted Exceptions), without adjustment to the Purchase Price; or (ii) terminate this Agreement prior to the expiration of the Inspection Period in accordance with Section 4.2, below, whereupon the Escrow Deposit shall be returned promptly to the BUYER and the parties hereto shall have no further liability hereunder except for any obligations that expressly survive the termination of this Agreement in accordance with the terms hereof. Notwithstanding the foregoing, SELLER shall remove on or before Closing (but may use proceeds from Closing do to so) any and all mortgages or other liens on the Property which were placed there by or through SELLER and any and all mechanic lien claims on the Property arising in connection with work performed on behalf of SELLER.
4.1.2.
The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the “Permitted Exceptions”: (a) those matters that either are not objected to in writing within the time periods provided in Sections 4.1.1 or if objected to in writing by BUYER, are those which SELLER has elected not to remove or cure, or has been unable to remove or cure, and subject to which BUYER has elected or is deemed to have elected to accept the conveyance of the Property; (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing (as defined in Section 8.1), subject to adjustment as herein provided; and (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property.
4.2.
Inspection Period

For a period commencing upon the execution of that certain Access Agreement between BUYER and SELLER dated November 10, 2025 and expiring on the Effective Date, SELLER grants to BUYER, its employees and agents a limited license to enter on the Property, so long as the activities do not damage the Property or materially interfere with the operations of the Property, to conduct reasonable inspections and tests, as may be necessary or desirable in BUYER’s sole judgment and discretion, to inspect all aspects of the physical condition of the Property, including, but not limited to: roof, structural, engineering, sprinkler and fire control, condition of the soil, electrical, heating and air conditioning, water, sewer and plumbing (the “Inspection Period”). In no event shall BUYER, its agent or representatives conduct any physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any portion thereof) including, without limitation, and ground borings or invasive testing of any improvements (collectively, “Physical Testing”), without SELLER’s written consent, which consent may be given or withheld at SELLER’s sole and absolute discretion, but shall be given within two (2) days of the BUYER’s request. SELLER’s failure to respond to such consent from BUYER within two (2) days shall be treated as a refusal by the SELLER to permit such borings or invasive testing. IN THE EVENT THAT BUYER WISHES TO CONDUCT PHYSICAL TESTING, THEN BUYER SHALL SUBMIT TO SELLER, FOR SELLER APPROVAL, A WRITTEN DETAILED DESCRIPTION OF THE SCOPE AND EXTENT OF THE PROPOSED PHYSICAL TESTING.

BUYER agrees that access to the Property shall be at reasonable times and during ordinary business hours and that the Property shall be kept free and clear of all mechanics’ and materialmens’ liens arising out of any activities by BUYER. BUYER agrees to repair any damage to the Property caused by its inspection thereof, and BUYER shall indemnify, defend and hold SELLER harmless against all claims, losses, liabilities, damages or expenses (including, without limitation, attorneys’ fees) which may arise from or be related to BUYER’s inspection of the Property; provided, however, that BUYER shall have no indemnification obligation for any claims, losses, damages or expenses to the extent arising from (i) SELLER’s negligence or willful misconduct, or (ii) any pre-existing conditions merely discovered by BUYER during its investigations of the Property.

If for any reason whatsoever in BUYER’s sole and absolute judgment BUYER determines that the Property or any aspect thereof is unsuitable for BUYER’s acquisition, BUYER shall have the right to terminate this Agreement by giving written notice thereof to SELLER prior to 8:00 p.m. Pacific Standard Time on the last day of the Inspection Period, and if BUYER gives such notice of termination by such time, this Agreement shall terminate. If BUYER fails to give SELLER a notice of termination prior to 8:00 p.m. Pacific Standard Time on the last day of the Inspection Period, BUYER shall be deemed to have approved all aspects of the Property and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

Before BUYER, its employees, contractors, consultants and agents (collectively, “BUYER’s Agents”) may enter the Property, BUYER shall, or shall cause BUYER’s Agents to, maintain commercial general liability insurance, including broad form property damage, with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate in form and substance adequate to insure against all liability of BUYER and/or BUYER’s Agents, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and BUYER shall provide SELLER with a certificate of insurance evidencing such coverage before any such entry, including evidence that SELLER (and any other persons designated by SELLER) is an additional insured on the commercial general liability policy.

4.3.
Confidentiality

Unless SELLER specifically and expressly otherwise agrees in writing, BUYER agrees that (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for BUYER utilizing any information acquired in whole or in part through the exercise of BUYER’s inspection rights; and (b) all information (the “Proprietary Information”) regarding the Property of whatsoever nature made available to BUYER by SELLER or SELLER’s agents or representatives, is confidential and shall not be disclosed to any other person except those assisting BUYER with the transaction, or BUYER’s lender, if any, and then only upon BUYER making such persons aware of the confidentiality restriction and procuring such persons’ agreement to be bound hereby. BUYER agrees not to use, or allow to be used, any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-closing. Further, if Closing does not occur for any reason whatsoever, BUYER agrees to return to SELLER, or cause to be returned to SELLER or destroy, all Proprietary Information; provided, however, that any such return or destruction shall be subject to (i) BUYER’s existing electronic retention policy, and (ii) BUYER’s compliance with applicable law or regulatory authority. The provisions of this Section 4.3 shall survive any termination of this Agreement.

4.4.
Delivery of Documents

SELLER shall have executed, acknowledged (if required) and delivered all documents and instruments required of SELLER to Escrow Holder, as provided in this Agreement.

V.
Condition of “AS IS” Property

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN ARTICLE IX HEREOF AND ANY WARRANTY CONTAINED IN THE DEED TO BE PROVIDED BY SELLER AT CLOSING, BUYER ACKNOWLEDGES THAT BUYER IS PURCHASING THE PROPERTY ON AN “AS IS” BASIS, WITH ALL FAULTS AND PROBLEMS OF ANY KIND AND NATURE, KNOWN OR UNKNOWN, PATENT OR LATENT, OF A PHYSICAL OR LEGAL CONCERN, OR OTHERWISE; THAT THE PURCHASE PRICE REFLECTS THE EXISTING CONDITION OF THE PROPERTY AND THAT ANY DAMAGE OR DETRIMENT BUYER MAY SUFFER BY REASON THEREOF IS FULLY COMPENSATED FOR BY THE PURCHASE PRICE. BUYER ACKNOWLEDGES THAT SELLER’S DUTY TO MAINTAIN THE PROPERTY TO THE CLOSING (AS DEFINED BELOW) SHALL BE TO THE EXTENT AND IN THE MANNER CONSISTENT WITH SELLER’S CURRENT PRACTICES. WITHOUT INTENDING TO LIMIT THE FOREGOING, BUYER ACKNOWLEDGES THAT BUYER HAS RECEIVED AND, IF BUYER HAS NOT TERMINATED THIS AGREEMENT PURSUANT TO SECTION 4.2 ABOVE, SHALL HAVE REVIEWED THE DOCUMENTS IDENTIFIED ON SCHEDULE 5, ATTACHED HERETO, AND SHALL CONDUCT (AND RELY UPON) ITS OWN INVESTIGATIONS WITH RESPECT TO THE INFORMATION DISCLOSED IN THE REFERENCED DOCUMENTS. THE TERMS AND PROVISIONS OF THIS ARTICLE V SHALL SURVIVE CLOSING AND/OR TERMINATION OF THIS AGREEMENT.

JPL

BUYER’s Initials

VI.
LEASE-BACK

BUYER hereby agrees to lease back to SELLER (or another affiliated entity designated by SELLER) the Property and associated improvements thereon after the Closing per the terms and conditions on Exhibit “B” (the “Lease”), which shall provide for a term commencing on the date of

Closing and expiring on the final day of the 120th full calendar month thereafter. The monthly rent for the Property and improvements shall be $216,619.95, subject to annual escalations of three (3%) percent.

The Lease shall be in the form attached hereto as Exhibit “B” and incorporated herein by this reference, together with any other amendments or modifications as SELLER and BUYER may agree to in writing prior to the Closing.

In the event that the Lease is executed prior to Closing, and Closing does not occur due to the default of Seller hereunder, then, notwithstanding any provision herein or in the Lease to the contrary, the Lease shall remain in effect during the pendency of any action for specific performance pursued by BUYER in accordance with Section 3.2 above and, if BUYER is successful in such action, then the Lease shall continue in full force and effect.

VII.
CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE

SELLER’s obligation to sell the Property is subject to the satisfaction of all the conditions set forth below, within the time periods specified. Subject to the rights of the BUYER set forth in this Agreement, if any of these conditions is not satisfied within the stated applicable time period, SELLER may terminate this Agreement and cancel the Escrow under Section 3.1 above. SELLER may waive, in writing, any or all of the conditions, in whole or in part, without prior notice to BUYER.

7.1.
Delivery of Documents

BUYER shall have executed, acknowledged (if required) and delivered all monies, documents and instruments to Escrow Holder, as provided in this Agreement, including (but not limited to) counterparts of all documents identified in Section 8.6, below.

7.2.
Approvals by BUYER

BUYER shall have timely approved or waived the conditions to BUYER’s performance, as described in Article IV above.

7.3.
Intentionally Deleted
VIII.
CLOSING OF ESCROW
8.1.
Closing Date

As a material part of the consideration for SELLER’s execution of this Agreement, BUYER hereby agrees that Escrow shall close on or before the date that is the earlier to occur of (a) December 23, 2025 and (b) ten (10) days after the expiration of the Inspection Period (the “Closing”).

8.2.
Demands

Escrow Holder is hereby authorized and instructed to obtain demands for payment of any recorded liens against the Property and, after approval of such demands by SELLER (which approval shall not be unreasonably withheld), to pay such demands and secure the release of such liens at the Closing out of the funds deposited into Escrow by SELLER or BUYER.

8.3.
Allocation of Costs and Expenses

The expenses of Escrow Holder and costs and expenses of consummating the transaction contemplated in this Agreement shall be paid in the following manner:

8.3.1.
By BUYER

BUYER shall pay (a) the costs associated with endorsements to, and deletions from Owner’s Policy of Title Insurance referred to in Section 8.7 below; (b) the cost of recording SELLER’s deed of conveyance to BUYER; (c) the cost of recording any instrument related to BUYER’s financing, if any; (d) real property taxes, assessments and personal property taxes as prorated based upon the most recent tax and assessment information; and (e) one-half (1/2) of the Escrow Holder’s fee; and (f) the cost of any updates or modifications to the Survey; and (g) one-half (1/2) of any stamp, conveyance, deed transfer or similar tax calculated based the amount of the Purchase Price regardless of whether assessed at the state, county or municipal level.

8.3.2.
By SELLER

SELLER shall pay (a) the costs of the Owner’s Policy of title Insurance referred to in Section 8.7 below, less the cost of endorsements and deletions (b) any other expense associated with the Property to the date of Closing; and (c) real property taxes, assessments and personal property taxes as prorated based upon the most recent tax and assessment information (except for any supplemental taxes assessed resulting from the conveyance pursuant to the terms of this Agreement which shall be the sole responsibility of BUYER, unless such supplemental taxes pertain to the period of ownership of SELLER, in which case said amounts shall be a SELLER charge); (d) the cost of the Survey, excluding updates and modifications requested by BUYER; and (e) one-half (1/2) of the Escrow Holder’s fee, and (f) one-half (1/2) of any stamp, conveyance, deed transfer or similar tax calculated based the amount of the Purchase Price regardless of whether assessed at the state, county or municipal level.

8.3.3.
Any other costs or expenses shall be allocated between and charged to BUYER and SELLER in accordance with local custom. At Closing, SELLER, as tenant under the Lease, shall pay BUYER, as landlord under the Lease, (i) all rents due for the month in which Closing occurs (prorated on a per diem basis) and if Closing occurs on or after the 15th day of a calendar month, all rents due for the month after the month in which Closing occurs, and (ii) the security deposit, if required, under the Lease.
8.3.4.
If any errors or omissions are made regarding adjustments and prorations as aforesaid, the parties shall make the appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Closing regarding adjustments or prorations, the parties shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.
8.3.5.
BUYER and SELLER hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing date shall be determined and paid by SELLER before Closing, if feasible, or shall be paid thereafter by SELLER or adjusted between BUYER and SELLER immediately after the same have been determined. SELLER shall attempt to have all utility meters read as of the Closing date. BUYER shall cause all utility services to be placed in BUYER's name as of the Closing date. There shall be no proration of SELLER's insurance premiums or assignment of SELLER's insurance policies. BUYER shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by BUYER. The terms and provisions of this Section 8.3.5 shall survive Closing and/or termination of this Agreement.
8.4.
Allocation of Costs If Escrow Fails To Close

In the event Escrow fails to close because of the failure of BUYER to comply with its obligations hereunder, the cost of the Commitment and any Escrow cancellation charges shall be paid by BUYER. In the event Escrow fails to close because of the failure of SELLER to comply with its obligations hereunder, such costs shall be paid by SELLER. In the event Escrow shall fail to close for any other reason, such costs shall be divided equally between the parties.

8.5.
Deposits by BUYER Into Escrow

On the day of Closing, BUYER shall deposit with Escrow Holder the balance of the Purchase Price in funds acceptable to Escrow Holder for immediate credit towards payment of the Purchase Price all BUYER counterparts of documents listed in Section 8.6 below, and any additional funds or documents as may be necessary to comply with this Agreement.

8.6.
Deposits by SELLER Into Escrow

On the day of Closing, SELLER shall deposit with Escrow Holder the following items:

8.6.1.
The Grant Deed sufficient to convey the Property to BUYER, duly executed, acknowledged in the substantively form attached hereto as Exhibit C (“Deed”), revised as necessary to be in recordable form and as required by law and to be accompanied by a Preliminary Change of Ownership Report to be completed and executed by BUYER;
8.6.2.
A duly executed certificate of SELLER (the “SELLER’s Closing Certificate”) updating the representations and warranties contained in Article IX hereof in the form attached hereto as Exhibit D;
8.6.3.
An affidavit which satisfies the requirements of Section 1445 of the Internal Revenue Code, as amended (the “FIRPTA Affidavit”) for the Property in the form attached hereto as Exhibit E;
8.6.4.
A duly executed general assignment of all intangible property related to the ownership, use or operation of the Property (the “General Assignment”) in the form attached hereto as Exhibit F;
8.6.5.
A duly executed Lease in the form attached hereto as Exhibit B.
8.6.6.
A duly executed California Form 593;
8.6.7.
Reserved;
8.6.8.
Such other instruments and documents as may be reasonably requested by Escrow Holder or BUYER and are reasonably required to transfer the Property to BUYER in accordance with this Agreement, including but, not limited to, a Settlement Statement, Owner’s Affidavit and any documents required to transfer the Property, record the deed or issue the policy of title insurance satisfying the requirements of Section 8.7.
8.7.
Policy of Title Insurance

At the Closing, Escrow Holder shall deliver to BUYER a Policy of Title Insurance in the amount of the Purchase Price insuring title vested in BUYER, free of encumbrances, except:

8.7.1.
All non-delinquent general and special real property taxes and assessments and the lien of supplemental taxes, if any.
8.7.2.
Easements, encumbrances, covenants, conditions, restrictions, reservations, rights-of-way and other matters of record of whatever kind or nature, including, but not limited to, those matters relating to utility lines, roads, sewers, rights of surface entry, and the zoning and use regulations of any municipal, county or state agency or body affecting the Property, as shown on the Commitment approved by BUYER.
8.8.
Disbursement and Other Actions By Escrow Holder

Upon the Closing, Escrow Holder shall promptly undertake all of the following in the manner herein below indicated:

8.8.1.
Cause the Deed and any other instruments which the parties so direct to be recorded in the Official Records of the county and state governing the Property.

8.8.2.
Disburse all funds deposited with Escrow Holder by BUYER in payment of the Purchase Price for the Property as follows:
A)
Deduct therefrom all items chargeable to the account of SELLER pursuant hereto;
B)
The remaining balance of the funds so deposited by or for the account of BUYER shall be disbursed to SELLER promptly upon the Closing.
8.8.3.
Deliver the Policy of Title Insurance to BUYER;
IX.
REPRESENTATIONS AND WARRANTIES OF SELLER

SELLER hereby represents and warrants to BUYER that prior to the Closing, SELLER shall keep and maintain the Property in a manner consistent with its current practices, except for ordinary wear and tear, casualty and condemnation. SELLER shall, promptly upon receipt thereof, provide BUYER with a copy of any notice received by SELLER concerning the Property from any governmental or quasi-governmental authority, including any notices of violation of any laws, statutes or ordinance affecting the Property. Except for the Lease, SELLER shall not (i) lease or rent any portion of the Property, or (ii) enter into contract or agreement which would be binding upon the Property or BUYER following Closing, without the prior written consent of BUYER, which may be granted or withheld by BUYER in BUYER’s sole discretion.

Additionally, SELLER represents and warrants to BUYER as follows, which representations and warranties shall be deemed to have been remade on the Closing Date that, to the best of SELLER's knowledge:

(a)
No Litigation. SELLER has received no summons regarding, and there is no litigation pending or threatened, against the Property or SELLER's interest therein, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Property or by reason of the condition, use of, or operations on, the Property.
(b)
Zoning. There are no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Property.
(c)
Eminent Domain. There is no pending or threatened condemnation or eminent domain proceeding against the Property.
(d)
Organization and Authority. SELLER has been duly organized, validly exists, and is in good standing in the state in which it was formed. Subject to Section 7.3 hereof, this Agreement and all agreements, instruments and documents herein provided to be executed by SELLER are duly authorized, executed and delivered by and binding upon SELLER in accordance with their terms. Subject to Section 7.3 hereof, SELLER has the legal power, right and authority to enter into this Agreement and consummate the transactions contemplated hereby.
(e)
Requisite Action. Subject to Section 7.3, all requisite action (corporate, trust, partnership or otherwise) has been taken or obtained by SELLER in connection with the entering into this Agreement and the consummation of the transactions contemplated hereby, or shall have been taken prior to the Closing Date.

(f)
Bankruptcy. SELLER is not a party to any voluntary or involuntary proceedings under any applicable laws relating to the insolvency, bankruptcy, moratorium or other laws affecting creditors rights to the extent that such laws may be applicable to SELLER.
(g)
Violations. SELLER has not received any written notice of any violations of any laws, statutes or ordinances affecting the Property which remain uncured.
(h)
Leases. Except for the Lease, there are no leases or occupancy agreements affecting the Property.
(i)
OFAC. SELLER and, to SELLER’s actual knowledge, each person or entity owning an interest in SELLER is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury and/or on any other similar list, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation or Executive Order of the President of the United States, (iii) not an “Embargoed Person.” To SELLER’s actual knowledge, none of the funds or other assets of SELLER constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person, and to SELLER’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in SELLER.

For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to the best of SELLER's knowledge", "to the actual knowledge of SELLER" or the "knowledge" of SELLER or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not implied, imputed or constructive knowledge, without any independent investigation having been made or implied duty to investigate, of Andrew Halturin, the Director of Global Real Estate of SELLER, who is in a position to have knowledge of the Property.

The representations and warranties made in this Article IX by SELLER will not merge into any instrument or conveyance delivered at Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy, completeness or breach of such representations or warranties must be commenced, if at all, on or before the date which is six (6) months after the date of the Closing and, if not commenced on or before such date, thereafter such representations and warranties will be void and of no further force and effect. In no event shall BUYER have the right to commence any action against SELLER unless the alleged claims with respect to any breach of a representation, warranty, covenant and/or indemnity set forth herein or in any of the closing documents involve a matter that is reasonably deemed to be in excess of $50,000.00 in the aggregate (the “Basket Limitation”), with any and all other claims with respect to alleged breaches of SELLER’s representations or warranties hereunder, in which case BUYER shall be permitted to recover the full amount of such liability. In no event shall SELLER have any liability for any breach of a representation, warranty, covenant and/or indemnity set forth herein or in any of the closing documents (a “Seller Recoverable Breach”) in excess of two percent (2%) of the Purchase Price in the aggregate for all claims and losses, including court costs and reasonable attorneys’ fees for enforcement, in the aggregate (the “Cap Limitation”). Notwithstanding anything to the contrary contained in this Agreement, BUYER acknowledges that BUYER will not be entitled to rely on any representation or warranty made by SELLER to the extent, prior to Closing, BUYER has or obtained actual knowledge of any information that was contrary to such representation or warranty. If BUYER obtains actual knowledge prior to Closing that there are material breaches of any of the representations and warranties made by SELLER herein, then BUYER may, at its option, by sending to SELLER written notice of its election either (i) terminate this Agreement or (ii) waive such breach and proceed to Closing with no adjustment in the Purchase Price and SELLER shall have no further liability as to such breach thereafter. In the event BUYER terminates this

Agreement for the reasons set forth above, the Escrow Deposit shall be immediately refunded to BUYER and neither BUYER nor SELLER shall thereafter have any other rights or remedies hereunder other than with respect to obligations expressly surviving the termination hereof. If SELLER willfully breaches any of the representations and warranties made by SELLER herein (e.g., by voluntarily filing for bankruptcy or executing a lease that would be binding on BUYER following Closing), then BUYER shall have all rights and remedies set forth in Section 3.2 above. Notwithstanding anything to the contrary contained herein, the representation and warranty of SELLER set forth in Article XI below shall not be subject to the limitations set forth in this Section.

X.
REPRESENTATIONS AND WARRANTIES OF BUYER
10.1.
BUYER’s Reliance.

IN ADDITION TO ANY OTHER REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, BUYER REPRESENTS AND WARRANTS THAT IN MAKING ITS DECISION TO PURCHASE THE PROPERTY, BUYER REPRESENTS THAT IT HAS RELIED AND WILL RELY SOLELY UPON ITS OWN INVESTIGATIONS OF THE PROPERTY, SELLER’S SPECIFIC REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, AND THE COMMITMENT, AND IS NOT RELYING ON ANY STATEMENT OR ACT OR OMISSION OF SELLER, ITS AGENTS OR REPRESENTATIVES, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING. FURTHERMORE, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, SELLER (INCLUDING, WITHOUT LIMITATION, THEIR RESPECTIVE PARTNERS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND SUCCESSORS AND ASSIGNS) HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT AND ANY RULES AND REGULATIONS PROMULGATED THEREUNDER OR IN CONNECTION THEREWITH, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, THE COMPANY OR THE MEMBERSHIP INTERESTS, AND SPECIFICALLY THAT, EXCEPT AS PROVIDED HEREIN, SELLER (INCLUDING, WITHOUT LIMITATION, THEIR PARTNERS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND SUCCESSORS AND ASSIGNS) HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS REGARDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND OTHER APPLICABLE STATE LAWS, AND REGULATIONS PROMULGATED THEREUNDER.

JPL

BUYER’s Initials

10.2 BUYER’s Authority.

BUYER is duly organized and validly exists as a limited liability company under the laws of the State of Delaware, and is qualified to do business in the state in which the Property is located. BUYER has the right and authority to enter into this Agreement. The person signing this Agreement on behalf of BUYER represents that he or she is authorized to do so. The execution and delivery of this Agreement or any other document in connection with the transactions contemplated by this Agreement will not violate any provision of BUYER’s organizational documents or of any regulations or laws to or by which BUYER is bound. This Agreement has been duly authorized, executed and delivered by BUYER, is a valid and binding obligation of BUYER and is enforceable against BUYER in accordance with its terms.

10.3 BUYER’s Release.

BUYER on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, SELLER, SELLER’ affiliates, partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and its heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any hazardous or regulated substance, (iv) the Property's compliance with any applicable federal, state or local law, rule or regulation, or (v) any other aspect of the Property; provided, however, this release does not apply to SELLER’s breach of any of the representations and warranties of SELLER set forth in Article IX. Notwithstanding anything in this Agreement to the contrary, any waivers or releases set forth herein shall not preclude BUYER from asserting a defense to any lawsuit, action or other proceeding brought against BUYER by a third party with respect to damage or injury occurring prior to Closing, that SELLER or other prior owner should be held partly or wholly liable for the matter in question; provided, however, that BUYER may not implead SELLER or make a separate claim against SELLER for such lawsuit, action or proceeding, nor shall this paragraph be deemed to require SELLER to indemnify BUYER for any such third-party claims, nor shall this paragraph in any way create liability on the part of SELLER or prevent SELLER from defending itself against any claim which might arise due to any such defense. The terms and provisions of this Article X shall survive Closing and/or termination of this Agreement.

Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, liabilities, damages, penalties or assessments brought, asserted or incurred by any current or former occupants of the Property relating to or alleging exposure to Hazardous Materials in the air within the buildings currently in existence at the Property as of the Effective Date.

XI.
BROKERAGE COMMISSION

SELLER acknowledges that it is solely responsible for payment of a brokerage commission to CRESA (the “Named Broker”) pursuant to a separate agreement between SELLER and Named Broker. BUYER acknowledges that it is solely responsible for payment of a brokerage commission to Jones Lang LaSalle (the “Buyer Broker”) pursuant to a separate agreement between BUYER and Buyer Broker. Other than the Named Broker and Buyer Broker, SELLER represents and warrants to BUYER, and BUYER represents and warrants to SELLER, that no broker or finder has been engaged by either of them, respectively, in connection with any of the transactions contemplated by this Agreement, or to either of their knowledge is in any way connected with any such transactions. SELLER and BUYER shall indemnify and hold harmless the other against any and all claims, demands, causes of action, losses, costs and expenses (including legal fees and expenses) resulting from a breach of said representation of the indemnifying party.

XII.
TAX CERTIFICATION

Section 1455 of the Internal Revenue Code provides that the transferee of a United States real property interest must deduct and withhold a tax equal to ten percent (10%) of the amount realized by the transferor on the disposition, if the transferor is a foreign person. SELLER is not a foreign person, and the “FIRPTA” certification will be provided to BUYER through Escrow.

XIII.
EXCHANGE BY SELLER

BUYER agrees to cooperate with SELLER in SELLER’s effecting a tax-deferred exchange under Internal Revenue Code Section 1031. SELLER shall have the right, expressly reserved here, to elect this tax-deferred exchange at any time before the Closing; however, SELLER and BUYER agree that consummation of this Agreement is not predicated or conditioned on the exchange being effected. If SELLER elects to effect a tax-deferred exchange, BUYER agrees to execute additional escrow instructions, documents, agreements or instruments to effect the exchange, provided, that BUYER shall incur no additional costs, expenses or liabilities in this transaction and Closing shall not be delayed as a result of or connected with the exchange and SELLER shall provide BUYER with notice of the tax-deferred exchange not less than five (5) days prior to Closing.

XIV.
NOTICES

Any notice, delivery or demand shall be in writing and shall be deemed to have been received: (a) upon receipted delivery if sent by personal messenger, (b) by 5:00 p.m. three (3) business days after being deposited in the U.S. mail, registered or certified, return receipt requested, (c) by 5:00 p.m. one (1) business day after being deposited with a national recognized overnight courier service, or (d) upon confirmation of transmission if sent by facsimile or email, in each case with postage/delivery prepaid or billed to the sender and addressed as follows:

To SELLER:	c/o PEPSICO GLOBAL REAL ESTATE 700 Anderson Hill Rd Purchase, NY 10577 ATTN: Deborah Whittemore Phone: 972-334-2563 Email: Deborah.Whittemore@pepsico.com

with a copy to:	STUTZMAN, BROMBERG, ESSERMAN & PLIFKA, P.C. 2323 Bryan St, Ste 2200 Dallas, TX 75201 ATTN: Mike Rowan and Carson Trimble Phone: (214) 969-4900 Email: rowan@sbep-law.com trimble@sbep-law.com

To BUYER:	EQT Real Estate, LLC Five Radnor Corporate Center 100 Matsonford Road, Suite 250 Radnor, PA 19087 Attn: J. Peter Lloyd Email: pete.lloyd@eqtpartners.com

With a copy to:	The Chase Law Group, LLC 1447 York Road, Suite 606 Lutherville, MD 21093 Attn: Todd Chase, Esq. Email: tchase@chaserelaw.com

XV.
RISK OF LOSS
15.1.
Condemnation and Casualty.

If, prior to Closing, all or any portion of the Property is taken by condemnation or eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, SELLER shall notify BUYER of such fact promptly after SELLER obtains knowledge thereof. If such condemnation or casualty is "Material" (as hereinafter defined), BUYER shall have the option to terminate this Agreement upon notice to SELLER given not later than fifteen (15) days after receipt of SELLER's notice, or Closing, whichever is earlier. If this Agreement is terminated, the Escrow Deposit shall be returned to BUYER and thereafter neither SELLER nor BUYER shall have any further rights or obligations to the other hereunder except with respect to obligations expressly identified within this Agreement as continuing after expiration or earlier termination. If this Agreement is not terminated, SELLER shall not be obligated to repair any damage or destruction but (x) SELLER shall assign, without recourse, and turn over to BUYER all of the insurance proceeds or condemnation proceeds, as applicable, net of any costs of repairs incurred by SELLER (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty or condemnation including any rent abatement insurance for such casualty or condemnation and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price.

15.2.
Condemnation Not Material.

If the condemnation is not Material, then Closing shall occur without abatement of the Purchase Price and, SELLER shall assign, without recourse, all remaining awards or any rights to collect awards to BUYER at Closing.

15.3.
Casualty Not Material.

If the casualty is not Material, then Closing shall occur without abatement of the Purchase Price and SELLER shall not be obligated to repair such damage or destruction and SELLER shall assign, without recourse, and turn over to BUYER all of the insurance proceeds net of any costs of repairs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty including any rent abatement insurance for such casualty.

15.4.
Materiality.

For purposes of this Article XV (i) with respect to a taking by eminent domain, the term "Material" shall mean any taking whatsoever, regardless of the amount of the award or the amount of the Property taken, excluding, however, any taking solely of subsurface rights or takings for utility easements or right of way easements, if the surface of the Property, after such taking, may be used in the same manner, as reasonably determined by BUYER, as though such rights had not been taken, and (ii) with respect to a casualty, the term "Material" shall mean any casualty such that (1) the reasonably estimated cost of repairs are greater than -five percent (5%) of the Purchase Price, or (2) SELLER, as tenant under the Lease, would have the right (which is not waived in writing by SELLER) to terminate the Lease by reason of such casualty.

XVI. MISCELLANEOUS

16.1.
Time of Essence

Time is of the essence as to each and every provision of this Agreement. Any reference to a particular time of day in this Agreement shall be understood to mean the time of day in the time zone in which the Property is located unless otherwise specified. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which such period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next Business Day. "Business Day" shall mean any day other than a Saturday, Sunday, or legal holiday on which national banks are authorized by federal law to close.

16.2.
Entire Agreement

This Agreement contains the entire agreement between the parties hereto with respect to the matters covered herein and may be amended only by evidence of written documentation signed by both BUYER and SELLER prior to its submittal to any third party or entity for purposes of implementation, change or effect.

16.3.
Further Documents

Each party will, whenever and as often as it shall be required by the other party, execute, acknowledge and deliver such further instructions as may be necessary in order to complete the sale, conveyance and transfer herein provided for, and to do any and all other acts and to execute, acknowledge and deliver to Escrow Holder any and all documents as may be reasonably requested in order to carry out the intent and purposes of this Agreement.

16.4.
Consent to Assignment; Successors and Assigns

BUYER may not assign its rights under this Agreement without first obtaining SELLER’s written approval, which approval may be withheld at SELLER’s sole discretion, except that BUYER may assign this Agreement to an entity in which BUYER controls, is controlled by or is under common control with BUYER; provided, that, (a) BUYER furnishes to SELLER such assignee’s name and EIN number at least three (3) business days prior to Closing, and (b) a copy of the executed assignment and assumption agreement is delivered to SELLER at Closing. This Agreement shall be binding on and inure to the benefit of the heirs, successors and assigns of the parties hereto. All assignments made in violation of this Section 16.4 shall be deemed void.

16.5.
Severability

Should any part, term or provision of this Agreement, or any document dealing with any entity set forth within this Agreement and required herein to be executed or delivered at the Closing, be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or otherwise affected thereby.

16.6.
Attorneys’ Fees

The prevailing party in any action instituted to enforce or interpret any provision of this Agreement shall be entitled to all fees, expenses and costs, including reasonable attorneys’ fees, as fixed by the Court.

16.7.
Choice of Law; Venue.

The validity, interpretation and performance of this Agreement shall be controlled and construed under the laws of the state in which the Property is located without regard to conflicts of laws principles and the state or federal district courts in the county in which the Property is located, shall have non-exclusive jurisdiction over any legal action concerning or relating to this Agreement.

16.8.
No Implied Representations

No representations, promises, conditions or warranties with reference to the execution of this Agreement have been made or entered into between the parties hereto other than as herein expressly provided, and except to the extent that express warranties are contained in Article IX.

16.9.
Possession

BUYER shall be entitled to possession of the Property at the Closing. Possession shall be delivered outside of Escrow, and Escrow Holder shall incur no liability with respect thereto.

16.10.
Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute a single instrument. SELLER and BUYER agree that the delivery of an executed copy of this Agreement by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered. The contract formation pursuant to this Agreement and record-keeping of this Agreement through electronic means shall have the same legal validity and enforceability as a manually executed or paper-based recordkeeping system to the fullest extent permitted by applicable governmental requirements, including without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act or any similar state law, and the parties to this Agreement hereby waive any objection to the contrary.

16.11.
Cumulative Remedies

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

16.12.
Not Binding Until Executed by SELLER

Neither this Agreement, nor any of the terms and provisions hereof, shall be binding upon or enforceable against SELLER unless and until the same is executed by SELLER.

16.13.
Non-Waiver

No waiver by SELLER or BUYER of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to SELLER or BUYER upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by SELLER or BUYER of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

16.14.
Financial Information.

BUYER has advised SELLER that BUYER (or any direct or indirect owner of BUYER or affiliate thereof) may be required to publicly file, in compliance with certain laws and regulations (including, without limitation, the reporting requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (“Securities Laws”), including Regulation S-X of the Securities and Exchange Commission (the “SEC”)), audited financial statements, pro forma financial statements and other financial information related to the Property (the “Financial Information”). If requested by BUYER in writing prior to or within ninety (90) days following the Closing, SELLER agrees to use its commercially reasonable efforts, at no cost or expense to SELLER, to make available to BUYER information regarding the Property that is the possession or control of the SELLER or the applicable property or asset manager and that is reasonably necessary for BUYER and its representatives and agents to prepare the Financial Information at the BUYER’s expense. To the extent requested prior to Closing, SELLER agrees to use its commercial reasonable efforts to provide such information to prepare the Financial Information prior to the Closing. The provisions of this Section 16.14 shall survive Closing for a period of ninety (90) days after the Closing.

16.15.
Confidentiality.

SELLER and BUYER shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not disclose the terms of this Agreement or of such sale and purchase to any other parties whomsoever. Notwithstanding anything contained in this Section 16.15 to the contrary, the parties hereto may disclose such information (i) to affiliates, shareholders, officers, managers, employees, consultants, financial advisors, existing and potential investors or other capital sources, lenders, potential lenders and agents and members of professional firms serving it or potential lenders and such other persons whose assistance is required in carrying out the terms of this Agreement, in each case so long as any such parties are advised of this confidentiality requirement in accordance with the terms of this Section 16.15 and have a duty to maintain the confidentiality of such information, (ii) as required by law, regulation or court order, including Securities Laws and related disclosure requirements applicable to BUYER (or any direct or indirect owner of BUYER or affiliate thereof), (iii) to the extent BUYER determines appropriate, after consultation with counsel, in any prospectus, report or other filing made by BUYER (or any direct or indirect owner of BUYER or affiliate thereof) with the SEC or other regulatory authority, (iv) in connection with any arbitration and/or litigation between the parties, or (v) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers, registered investment advisers and/or broker dealers evaluating BUYER (or any direct or indirect owner of BUYER or affiliate thereof), in each case so long as any such parties are advised of this confidentiality requirement in accordance with the terms of this Section 16.15 and have a duty to maintain the confidentiality of such information.

XVII. STATE SPECIFIC PROVISIONS

17.1.
Natural Hazards Disclosure

BUYER and SELLER acknowledge that SELLER is required to disclose if any of the Real Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) an earthquake fault or special studies zone; or (vi) a seismic hazard zone. BUYER and SELLER acknowledge SELLER has employed the services of Disclosure Source ("Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling SELLER to fulfill their disclosure obligations with respect to the natural hazards referred to above and to report the results of its examination to BUYER and SELLER in writing. The written report prepared by the Natural

Hazard Expert regarding the results of its examination fully and completely discharges SELLER from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of SELLER for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

17.2.
Section 25359.7

BUYER acknowledges and agrees that the sole inquiry and investigation SELLER conducted in connection with the environmental condition of the Property is to obtain the environmental report(s) which are part of the Property Documents and that, for purposes of California Health and Safety Code Section 25359.7, SELLER has acted reasonably in relying upon said inquiry and investigation, and the delivery of this Agreement constitutes written notice to BUYER under such code section.

17.3.
Noncompliant Plumbing Fixture Disclosure

SELLER hereby discloses to BUYER that Section 1101.5(a) of the California Civil Code requires that all noncompliant plumbing fixtures in any multifamily residential property and in any commercial real property shall be replaced with water-conserving plumbing fixtures. Pursuant to Section 1101.5(e) of the California Civil Code, SELLER hereby discloses to BUYER that, to SELLER's knowledge, the Property does not include any noncompliant plumbing fixtures.

17.4.
California Release

Buyer acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigations and studies on and of the Property and adjacent areas as Buyer deems necessary, and Buyer hereby FOREVER RELEASES AND DISCHARGES Seller and the Seller Parties from all responsibility, claim, action, cause of action, loss, damage, expense, demand and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended ("CERCLA") (collectively, "Claims"), arising from or related to any matter of any nature relating to the Property including, without limitation, the physical condition of the Property, any latent or patent construction defects, errors or omissions, compliance with law matters, valuation, salability or utility of the Property, and/or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property). The foregoing release by Buyer shall include, without limitation, any Claims Buyer may have pursuant to any statutory or common law right Buyer may have to receive disclosures from Seller, including, without limitation, any disclosures as to the Property's location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the presence of Hazardous Materials on or beneath the Property, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use or operation, or any portion thereof. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release of Seller. In connection with the general release set forth in this Section 17.4, Buyer specifically waives the provisions of California Civil Code Section 1542, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."

JPL

BUYER’s Initials

IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND THE SELLER PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES.

Buyer further hereby WAIVES (and by closing this transaction will be deemed to have WAIVED) any and all objections to or complaints regarding (including, but not limited to, federal, state and common law based actions, and any private right of action under, local, state and federal laws to which the Property is or may be subject, including, but not limited to, CERCLA, and Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended ("RCRA")) and the Clean Water Act, 33 U.S.C. § 1251, et seq. concerning the physical characteristics and any existing conditions of the Property, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Buyer hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. As used herein, the term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas-liquids, liquidated natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminate listed or defined as hazardous or toxins under any Environmental Law. As used herein, the term “Environmental Laws” includes without limitation the RCRA. CERCLA and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

JPL

BUYER’s Initials

[SIGNATURES APPEAR ON FOLLOWING PAGE]

XVI. EXECUTION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth below their respective signatures.

BUYER:

EQT REAL ESTATE, LLC,
a Delaware limited liability company

By:	/s/ J. Peter Lloyd
Name:	J. Peter Lloyd
Its:	Vice President

Dated:

SELLER:

FRITO-LAY SALES, INC.,
a Delaware corporation

By:	/s/Deborah Whittemore
Name:	Deborah Whittemore
Its:	Senior Director of Real Estate

Dated:	December 19, 2025